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CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS                    EXHIBIT 23

Great Lakes Chemical Corporation Supplemental Savings Plan


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-300543) pertaining to the Supplemental Savings Plan of Great Lakes Chemical Corporation of our report dated March 9, 2001 with respect to the financial statements of the Great Lakes Chemical Corporation Supplemental Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


/s/ Ernst & Young LLP
Indianapolis, Indiana
March 26, 2001